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                               FIFTH AMENDMENT
                                       TO
                         EAGLE HARDWARE & GARDEN, INC.
                    PROFIT SHARING/RETIREMENT SAVINGS PLAN

     Pursuant to authority vested in the corporate officers of Eagle Hardware & Garden, Inc., a Washington corporation, by resolution of its Board of Directors, the Eagle Hardware & Garden, Inc. Profit Sharing/Retirement Savings Plan ("Plan") is hereby amended, effective January 1, 1998, as follows:

1. INITIAL INVESTMENT ELECTION IN DIRECTED PORTFOLIO ACCOUNT -- Section 4.10(B)2 shall be amended to allow participants to make initial investment fund elections in one percent (1%) increments.

2. INVESTMENT FUND IN DIRECTED PORTFOLIO ACCOUNT -- Section 4.10(B)1 shall be amended to delete the provision requiring the trustee to follow a direction of the Committee to maintain cash or cash equivalents as liquidity in the Trust Fund.

3.  LIMITATIONS ON INVESTMENT CHANGES IN DIRECTED PORTFOLIO ACCOUNT --
    Section 4.10(B)4 shall be amended to allow participants to change investment accounts and future contribution rates on a daily basis.
    Section 4.10(B)4 shall be further amended to allow participants to make changes in existing investment elections in one percent (1%) increments.

4.  ELIMINATION OF GAP PERIOD INCOME FOR CORRECTIVE DISTRIBUTIONS --
    Section 1.29 shall be amended to eliminate the requirement that "gap period" income be included when calculating income for purposes of making corrective distributions.

5. VALUATION DATE MEASURED BY NYSE -- Section 1.57.1 shall be amended to provide that daily valuation shall take place on any business day during the Plan Year during which the New York Stock Exchange is open for business.

6. AUTHORIZED DISTRIBUTIONS FOR ACCOUNTS LESS THAN $5,000 -- Sections 6.4(a) and 6.5(b) shall be amended to change each reference to $3,500 therein to $5,000.

7. TRUSTEE INVESTMENT POWERS AND DUTIES -- Sections 7.2 and 7.3 shall be amended by deleting both of such sections in their entirety, and replacing them with the new Section 7.2 set forth in the attached Exhibit A, which is incorporated herein by this reference, and which provides that the Trustee shall act as a nondiscretionary Trustee.

     This document shall constitute one of the documents under which the Plan is administered until the amendments made hereby are reflected in an amendment and

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restatement of the Plan. This amendment shall supersede any conflicting provisions in the plan document, as previously amended.

EAGLE HARDWARE & GARDEN, INC.          COMMITTEE UNDER THE
                                       EAGLE HARDWARE &
                                       GARDEN, INC. RETIREMENT
                                       SAVINGS PLAN


By  /s/ [Illegible]                    By:  /s/ [Illegible]
    -------------------------               -------------------------
Its      President/CEO                 Date:         6/1/98
    -------------------------               -------------------------
       (Title of Officer)

Date:      6/1/98                      By:  /s/ [Illegible]
     ------------------------               --------------------------

                                       Date:         6/1/98
                                            --------------------------


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                                 Exhibit A

Section 7.2  Investment Powers and Duties of the Trustee

A.   Nondiscretionary Trustee

     The Trustee shall be a nondiscretionary trustee. The Trustee shall have no discretion or authority with respect to the investment of the Trust Fund and shall act solely as a directed trustee of the funds contributed to the Trust Fund.

B.   Investment Directions

     The Trustee shall effect and change investment of the Trust Fund pursuant to proper directions as and when reported to the Trustee. If participant direction of investments is permitted under the plan, the Administrator shall establish procedures for a participant's proper direction of investment. The Administrator shall communicate all investment directions in writing. The Trustee shall neither effect nor change any such investments without proper direction, and shall have no right, duty, or responsibility to recommend investments or investment changes.

C.   Investment Manager

     The Employer may from time to time in its sole discretion appoint, an investment manager as defined in Section 3(38) of the Employee Retirement Income Security Act of 1974. The Employer shall notify the Trustee of any appointment of an investment manager by delivering to the Trustee an executed copy of the instrument under which the investment manager was appointed to act as such hereunder and shall specify to the Trustee that portion of the Trust Fund which shall be subject to investment management. During the term of such appointment, the investment manager shall have the sole responsibility for the investment and reinvestment of that portion of the Trust Fund subject to its investment management. The Trustee may maintain a separate account within the Trust Fund for the assets of the Trust Fund subject to investment management. The Employer may terminate its appointment of an investment manager at any time and shall in writing notify the Trustee of such termination. Any investment manager shall exercise such of the powers enumerated in Section D and otherwise contained in this Agreement with respect to that portion of the Trust Fund subject to its investment management as may be provided in the instrument under which the investment manager was appointed to act as such hereunder.

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D.   Investment Authority

     With respect to any Plan asset which is not subject to the provisions of Sections B and C of this Article II, the Trustee, as a directed trustee, is authorized and empowered, by way of limitation, with the following rights, powers and duties, each of which the nondiscretionary Trustee exercises solely as directed Trustee in accordance with the written direction of the Employer:

     1. to invest all or any part of the assets of the Trust in any collective investment trust or group trust which provides for the pooling of the assets of plan described in Code Section 401(a) and exempt from tax under Code Section 501(a). The provisions of the documents governing such collective investment trusts or group trusts, as amended from time to time, shall govern any investment therein and are adopted by and made a part of the Plan and this Trust Agreement. If this Trust fails to be treated as tax-exempt under the Code or loses its status as such, the Employer shall immediately so notify the Trustee and the Trustee shall, without further notice or direction, remove the Trust assets from any such collective investment trust or group trust maintained by the Trustee, its affiliates, or other entity;

     2. to invest and reinvest the Trust Fund in securities or other property, real or personal, within or without the United States, including, without limitation, interests or part interests in any bond and mortgage or note and mortgage, certificates of deposit, commercial paper and other short-term or demand obligations, secured or unsecured, whether issued by governmental or quasi-governmental agencies or corporations or by any firm or corporation. Notwithstanding the foregoing, the Trustee shall not make investments in securities or other property outside the United States unless (i) the indicia of ownership thereof are held within the jurisdiction of the District Courts of the United States or
          (ii) the Secretary of the Department of Labor shall have granted the Trustee permission to make such investments and in no event shall anything contained herein be deemed to purport to authorize any investment or reinvestment in violation of the requirements of the Employee Retirement Income Security Act of 1974;

     3. to enter into one or more insurance contracts with one or more legal reserve life insurance companies and, subject to the provisions of this Agreement, to remit any payments which it may receive hereunder to any such insurance company, and to delegate powers in connection with the administration of the portion of the Trust Fund invested in any such insurance contract, to the insurance company issuing such insurance contract;

     4. to sell property at public or private sale for cash or upon credit or partly for cash and partly upon credit and upon such terms and conditions as it shall deem proper. No purchaser shall be bound or liable for the application of the proceeds of any such sale;

     5. to exchange any securities or property held by it for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to any securities held by it, and to make payments in connection therewith;

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     6.   to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting any securities in its possession or the issuers thereof, and to make payments in connection therewith;

     7.   to improve any real property;

     8. to acquire, hold or dispose of property in unregistered form, or in its name without designation of fiduciary capacity, or in the name of its nominee, to deposit any property in a depository or clearing corporation and to deposit with the federal reserve bank in its district any securities the principal and interest of which the United States or any department, agency or instrumentality thereof has agreed to pay or has guaranteed payment;

     9. to compromise and adjust all debts or claims due to or made against it;

     10. to make distributions in cash or in specific property, real or personal, or an undivided interest therein, or partly in cash and partly in such property; and

     11. to retain in cash so much of the Trust Fund as the Administrator may direct to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in any bank or savings account or short term investment fund.

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